EXHIBIT 10.1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “**” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DISTRIBUTION AND SUPPLY AGREEMENT

This DISTRIBUTION AND SUPPLY AGREEMENT is made and entered into by and between BIODLOGICS, LLC, a Delaware limited liability company ("BioD"), and Fuse Medical, INC, a Delaware limited liability company ("Distributor"), dated this 8th day of January, 2015 (the "Effective Date"). BioD and Distributor may be referred to herein as a "Party" or, collectively, as the "Parties."

WHEREAS, BioD is engaged in the recovery and processing of fetal after-birth tissue for the production of various wound covering products for clinical use; and

WHEREAS, BioD desires to supply the products and Distributor desires to obtain and distribute such products on the terms and conditions set forth herein; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article X hereof.

NOW, THEREFORE, in consideration of the covenants and obligations set forth herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE I

APPOINTMENT

1.1 Appointment of Distributor. BioD hereby appoints Distributor, and Distributor accepts such appointment, as a non-exclusive distributor of the Products in the Field in the Territory, with the right to promote, market and distribute the Products on the terms and conditions set forth herein to health care facilities with which BioD or Distributor has contracted in connection with the clinical use of the Products.

1.2 Reservation of Rights. Except as expressly provided in this Agreement, no right, title or interest is granted, whether express or implied, by BioD to Distributor with respect to any other products or any Intellectual Property of BioD, and nothing in this Agreement shall be deemed to restrict BioD's right to exploit technology, know-how, patents or any other Intellectual Property relating to the Products. The license conferred herein docs not convey any right to manufacture, modify, duplicate, reproduce or improve any of the Products for use within or outside the Territory.

1.3 Sales Responsibility. Distributor shall be responsible for Product sales to customers in the Territory. Pursuant to its appointment as a distributor for the Products, Distributor agrees to use its best efforts to:

(i) Develop the market for, and promote the sale of, the Products in the Territory and diligently engage in the marketing, distribution, and sale thereof;

(ii) Maintain a marketing, sales and distribution presence in the Territory properly trained to support the distribution of the Products in accordance with the terms of this Agreement and providing appropriate education and training to physicians and other medical professionals desiring to use the Products;

(iii) Issue to BioD on or before the first day of each month a rolling three (3) month non-binding forecast; and

(iv) Attend sales meetings or training sessions (at Distributor's sole expense) as reasonably requested by BioD from time to time.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “**” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.4 Individual Sales Reps. Subject to the terms and conditions of' this Agreement, Distributor may enter into one or more agreements with individual sales representatives to assist it in fulfilling its obligations hereunder. Distributor is responsible for ensuring that each of its sales representatives are properly trained in connection with the clinical use and promotion of the Products and that all activities of such sales representatives are in compliance with all terms and conditions of this Agreement including, without limitation, all confidentiality obligations set forth in Article VI hereof and all regulatory requirements set forth in Article VII. Distributor represents and warrants to BioD that (i) no acts, agreements, proposals or commitments of Distributor or between Distributor and any such individual sales representative shall inappropriately or unlawfully interfere with any contractual or other business relationship between any such sales representative and any other party; and (ii) neither Distributor nor any of its sales representatives shall use, share, disseminate or disclose any confidential information or trade secrets of any other party, including BioD, in violation of any contractual or other obligation to maintain the confidentiality thereof.

1.5 Subdistributors. Distributor acknowledges and agrees that it does not have the right to appoint third party subdistributors in connection with the promotion, distribution and sale of the Products without the prior written consent of BioD. Distributor is responsible for ensuring that each of its subdistributors are properly trained in connection with the clinical use and promotion of the Products and that all activities of such subdistributors are in compliance with all terms and conditions of this Agreement, including, without limitation, all confidentiality obligations set forth in Article VI hereof and all regulatory requirements set forth in Article VII. Distributor represents and warrants to BioD that (i) no acts, agreements, proposals or commitments of Distributor or between Distributor and any such subdistributor shall inappropriately or unlawfully interfere with any contractual or other business relationship between any such subdistributor and any other party; and (ii) neither Distributor nor any of its subdistributors shall use, share, disseminate or disclose any confidential information or trade secrets of any other party, including BioD, in violation of any contractual or other obligation to maintain the confidentiality thereof.

1.6 Training, Promotion and Marketing. All training, marketing and promotion efforts including, without limitation, any Internet marketing or reference to the Products on Distributor's website, shall be conducted in compliance with all Laws governing the promotion, marketing, use, sale and distribution of the Products. BioD shall provide Distributor with a reasonable quantity of its marketing literature and promotional material for the Products at no cost to Distributor that Distributor may use and disseminate in connection with its promotion and sales activities hereunder. The cost of additional marketing literature and promotional material requested by Distributor shall be charged to Distributor. Distributor shall submit or arrange to be submitted to BioD for its written approval prior to release, any training, advertising, public relations material, technical descriptions or Product claims, whether oral, written or electronic, prepared by or for Distributor or any customers which discuss, mention or make reference to the Product or use or bear a BioD trade name, logo or trademarks (collectively, the "BioD Marks"). Unless approved in advance by BioD, Distributor shall not promote or market the Product for any use outside the Field or outside the Territory. Distributor shall not make any false or misleading representation to customers or others regarding BioD or any Product or make any claims, statements or representations that are inconsistent with or broader than the representations made by BioD to Distributor with respect to each Product. Upon notice from BioD of objections regarding training materials, marketing literature or promotional materials, Distributor shall discontinue the use of such literature or material until the Parties mutually agree that they are acceptable in form and substance.

1.7 Prohibition with respect to Competing Products. Distributor agrees to use its best efforts in the promotion, marketing, distribution and sale of the Products in the Territory and further agrees that any effort to promote, market or distribute any Birth Tissue Products that have not been provided by BioD would create a conflict of interest with respect to Distributor's obligations under this Agreement. Accordingly, Distributor represents and warrants to BioD that it is not engaged in the promotion, marketing, distribution and/or sale of any Birth Tissue Product, other than those supplied by BioD, and that it shall not, during the Term of this Agreement, engage in any such activity without BioD's prior written consent. Notwithstanding the foregoing, Distributor is currently distributing a competitive Birth Tissue Product. Distributor intends to use best commercial efforts to transition all of its current clients to BioD Birth Tissue Product as soon as is commercially feasible (hereinafter known as the "Transition Plan"). BioD, by initialing this page and executing this Agreement hereby consents to the Transition Plan.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “**” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.8 Territory and Field Restrictions. Distributor shall not directly or indirectly market, promote, advertise, sell or distribute the Products outside of either the Field or Territory, and shall refer to BioD all inquiries and leads related to the Products that are outside of either the Field or the Territory. Furthermore, Distributor shall not knowingly permit the use by its end users of the Products outside of either the Field or the Territory. Distributor shall notify BioD of any such use within ten (10) days of becoming aware of such use.

1.9 Quota. Distributor's Quotas for the first year of the Initial Term of this Agreement are set forth on Exhibit E. Distributor agrees to use its best efforts to meet or exceed its Quotas for each period specified. Failure to meet the Quotas shall be deemed a material breach of this Agreement. BioD shall establish annual Quotas at the beginning of each calendar year in consultation with Distributor.

1.10 Rebate Program. In the event Distributor achieves the yearly sales Quota as outlined in Exhibit E, BioD shall credit Distributor's account with a rebate applicable to future purchases, in the amount determined pursuant to Exhibit E.

1.11 Prohibition against Entering Into GPO Contracts. Distributor acknowledges and agrees that it shall not initiate negotiations with, submit pricing to, or enter into any contract in connection with the use of the Products with any group purchasing organization including the federal government without the prior written consent of BioD.

ARTICLE II

MANUFACTURE AND SUPPLY

2.1 Manufacture and Supply of the Product. Distributor shall obtain the Product exclusively from BioD for distribution in the Territory during the Term. BioD shall use commercially reasonable efforts to manufacture or cause to be manufactured the Products in finished dosage form for delivery to Distributor hereunder. The Parties acknowledge and agree that BioD may use Third Parties to perform any of its obligations under this Agreement.

2.2 Exclusive Use of Trademarks. Distributor agrees that it shall promote, market and distribute the Products only under BioD' s trademarks, service marks, logos, trade names, labels and/or other marks (hereinafter referred to as the "Marks") and shall have no right to private label or otherwise alter the Marks.

2.3 Shipping Terms. BioD shall ship Products directly to the end-user per customer shipping information provided by Distributor. Sales shall be f.o.b. point of shipment at BioD's designated manufacturing facility. Title and risk of loss shall pass to Distributor upon delivery of the Products to Federal Express. Distributor shall pay freight charges from the point of shipment to the point of delivery in accordance with the following flat rate fees:

Product:	1-4 Cryo Units	5-10 Cryo Units	Membrane
FedEx First Overnight (Delivery by 8:30 am)	$195.00	$249.00	$130.00
FedEx Priority Overnight (Delivery by 10:30 am)	$119.00	$174.00	$40.00
FedEx Standard Overnight (Delivery by 3:00 pm)	$99.00	$150.00	$30.00
FedEx Second Day	N/A	N/A	$25.00

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “**” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE III

COMMERCIAL TERMS

3.1 Transfer Price for Products. The Transfer Price schedule for Products is set forth on Exhibit A attached hereto (the "Transfer Prices"). Transfer Prices may he changed by BioD from time to time in its sole discretion to reflect changed market conditions; provided, however, in no event may BioD increase such prices: (i) more frequently than annually; and (ii) by more than 10% in any given calendar year. The Transfer Prices will remain unchanged in calendar year two of the Initial Term if Distributor achieves on or above 90% of the yearly sales Quota, as set forth on Exhibit E.

3.2 Payment Terms. Payment for orders received from Distributor shall be payable in full within thirty (30) days of Product shipment. All payments due shall be without set-off or counterclaim unless mutually agreed to in writing. Purchase orders received from Distributor arc final and binding upon acceptance by BioD. Distributor acknowledges that the tissue preparation cycle for the Products may be as long as forty-five (45) days after recovery of the tissue from a qualified donor and, accordingly, will provide appropriate lead time for the delivery of Product hereunder. BioD reserves the right to require prepayment of orders (i) in excess of $15,000; (ii) if Distributor's account is past due; (iii) if aggregate outstanding invoices payable to BioD exceed $25,000; or (iv) if BioD otherwise believes a credit risk exists.

3.3 Late Payment Charges. If Distributor fails to make timely payment of any amounts due hereunder, then in addition to any other right that BioDlogics may have, Distributor shall pay to BioDlogics a late payment charge at the lower of 1.5% per month or the highest rate permitted by law, compounded daily and calculated on the basis of the number of days actually elapsed in a 365 day year, beginning on the due date and ending on the day prior to the day on which payment is made in full. Interest accruing under this Section shall be due on demand. The accrual or receipt by either Party of interest under this Section shall not constitute a waiver by that Party of any right it may otherwise have to declare a breach of or a default under this Agreement.

3.4 Returns. All Product returns shall be subject to BioD's then current return policy, a copy of which is set forth on Exhibit D attached hereto. The Parties agree that Exhibit D shall be updated from time to time to reflect any changes made to the return policy.

3.5 Exclusive Terms and Conditions. The Parties agree that no purchase order received shall be effective unless expressly accepted by BioD and that all purchase orders shall he subject to the terms and conditions of this Agreement exclusively. Neither the standard terms and conditions of Distributor's purchase orders nor the standard terms and conditions of BioD acceptance or acknowledgements shall have effect.

3.6 Taxes. All payments required under this Agreement are exclusive of any applicable federal, state and local taxes payable by Distributor. Distributor shall be responsible for collecting and remitting to the appropriate federal, state or local authorities any sales, use or other taxes, if any, imposed in connection with the distribution of Products under this Agreement.

ARTICLE IV

TERM AND TERMINATION

4.1 Term. This Agreement shall begin on the Effective Date and shall continue until December 31, 2016 unless earlier terminated in accordance with this Article IV (the "Initial Term").

4.2 Termination for Cause. Either Party may terminate this Agreement immediately upon written notice to the other Party in the event:

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “**” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a) The other Party becomes the subject of a Bankruptcy Event; or

(b) A material breach or default by the other Party of any provision of this Agreement occurs, and such Party fails to remedy such breach or default within fifteen (15) days after receipt of notice thereof; or

(c) Either Party effects a Change of Control; or

(d) Either Party ceases to actively engage in the business of supplying or distributing one or more of the Products in the Field or if BioD experiences a Product shortage and is unable to deliver Product to Distributor for any sixty (60) day period; or

(e) Any governmental entity or regulatory body determines that one or more of the Products require pre-market approval by the FDA prior to engaging in the marketing or sale thereof or otherwise does not meet the criteria to be regulated as a Section 361 tissue; or

(f) Either Party becomes aware that one or more of the Products infringes upon an issued United States patent. Any such notice of termination under this subpart (h) shall include identification of both the infringed patent and the allegedly infringing Product; or

(g) Distributor fails to achieve 80% of the applicable Quotas for two consecutive quarters; or

(h) Distributor fails to achieve at least 90% of the annual Quota; or

(i) Either Party elects to terminate pursuant to Section 7.1 hereof; or

(j) BioD elects to terminate pursuant to Section 7.2 hereof.

4.3 Effect of Termination. Upon termination of this Agreement, this Agreement shall thereafter have no effect, except that (a) the provisions of Articles IV, V, VI, VII, VIII, and IX shall apply, (b) payment obligations that have accrued and have been invoiced prior to the date of termination shall remain due and payable in accordance with the terms of this Agreement, (c) payment obligations that have accrued but have not been invoiced as of the date of termination shall be invoiced and paid in full within thirty (30) days of receipt of such invoice, (d) all rights and licenses granted by BioD to Distributor shall immediately cease, (e) all rights and licenses granted by Distributor to BioD shall immediately cease and (f) except as otherwise set forth herein, neither Party shall be relieved from liability for any breach of any representation, warranty or agreement hereunder occurring prior to such termination.

ARTICLE V

DISPUTE RESOLUTION

5.1 Negotiation and Escalation. If any controversy or claim arises relating to this Agreement, the Parties will attempt in good faith to negotiate a solution to their differences. If the representatives of the Parties primarily involved in the controversy or claim cannot resolve the dispute, then such controversy or claim shall be escalated to the presidents of BioD and Distributor. If negotiation does not result in a resolution within thirty (30) days of when one Party first notifies the other of the controversy or claim, either Party may elect to pursue arbitration under Section 5.2.

5.2 Arbitration. Any controversy or claim between the Parties arising out of or relating to this Agreement or a breach thereof which cannot be resolved by negotiation pursuant to Section 5.1 will be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") under this Section 5.2 and the AAA's then-current Commercial Arbitration Rules. If any part of this Section 5.2 is held to be unenforceable, it will be severed and will not affect either the duty to arbitrate or any other part of this Section 5.2. The arbitration will be held in Atlanta, Georgia, before a sole disinterested arbitrator who is a former federal or state trial court judge experienced in handling commercial disputes. The arbitrator shall be appointed jointly by the Parties hereto within thirty (30) days following the date on which the arbitration is instituted. If the Parties are unable to agree upon the arbitrator within such thirty (30) day period, the arbitrator shall be appointed in accordance with the AAA's rules for the appointment of an arbitrator from the AAA panel. The award of the arbitrator shall be final and binding upon the Parties and judgment on the award may be entered in any court having jurisdiction thereof. The arbitrator will not have the power to award punitive or exemplary damages, or any damages excluded by, or in excess of, any damage limitations expressed in this Agreement; provided, however, the Arbitrator may, upon evaluating the entirety of the controversy or claim, award reasonable attorney's fees and the cost associated with the arbitration to the prevailing party. Issues of arbitrability will be determined by the Arbitrator in accordance solely with the federal substantive and procedural laws relating to arbitration; in all other respects, the arbitrator will be obligated to apply and follow the substantive law of the State of Delaware.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “**” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.3 Equitable Relief. Notwithstanding the provisions of Sections 5.1 and 5.2 above, either of the Parties may seek from a court of competent jurisdiction any interim or provisional equitable relief necessary to protect the rights or property of such Party without the necessity of proving actual damages or posting of bond or any other security.

ARTICLE VI

CONFIDENTIALITY

6.1 Confidentiality Obligations. Except as permitted elsewhere under this Agreement, each Party shall (a) receive and maintain the Confidential Information of the other Party in strict confidence, (b) not disclose such Confidential Information to any Third Parties and (c) promptly notify the disclosing Party upon learning of any Law, rule, regulation or court order that purports to compel disclosure of any Confidential Information of the disclosing Party and to reasonably cooperate with the disclosing Party in the exercise of the disclosing Party's right to protect the confidentiality of such Confidential Information. Neither Party hereto shall use all or any part of the Confidential Information of the other Party for any purpose other than to perform its obligations under this Agreement. Each Party shall ensure that its employees, representatives and agents comply with this provision.

6.2 Exclusions. Nothing contained herein shall prevent a Party from disclosing Confidential Information pursuant to any Law, provided, that such Party complies with the notice provisions of Section 6.1(c) to the extent permissible under Law. Such disclosure shall not alter the status of such information hereunder for all other purposes as Confidential Information.

6.3 Termination. Upon termination of this Agreement, all Confidential Information shall be returned to the disclosing Party or destroyed unless otherwise specified or permitted elsewhere under this Agreement. The confidentiality obligations contained in this Article VI shall survive termination of this Agreement for a period of three (3) years.

6.4 Injunction. Each Party acknowledges and agrees that the provisions of this Article VI are reasonable and necessary to protect the other Party's interests in its Confidential Information, that any breach of the provisions of this Article VI may result in irreparable harm to such other Party and that the remedy at law for such breach may be inadequate. Accordingly, in the event of any breach or threatened breach of the provisions of this Article VI by a Party hereto, the other Party, in addition to any other relief available to it at law, in equity or otherwise, shall be entitled to seek temporary and permanent injunctive relief restraining the breaching Party from engaging in or continuing any conduct that would constitute a breach of this Article VI, without the necessity of proving actual damages or posting a bond or other security.

6.5 Publicity. Except as may be required by Laws (including those arising under any securities laws), neither Party will originate any publicity, news release or other public announcement, written or oral, whether to the public press or otherwise, concerning the relationship between the Parties or the transactions described in this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. In the event disclosure is required by Law, then the Party required to so disclose such information shall, to the extent possible, provide to the other Party for its approval (such approval not to be unreasonably withheld) a written copy of such public announcement at least five (5) Business Days prior to disclosure. Notwithstanding the foregoing, either Party shall have the right to make a press release with respect to its entering into this Agreement, provided, that such Party provides to the other Party a copy of the proposed press release no less than five (5) Business Days prior to its proposed release and that the contents of such press release shall be subject to the other Party's consent, which consent shall not be unreasonably delayed or withheld.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “**” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE VII

REGULATORY COMPLIANCE

7.1 Regulation Under 21 C.F.R. Part 1271. The Products have been developed to be regulated under 21 C.F.R. Part 1271 as human cellular and tissue based products. TO THE EXTENT REQUIRED BY LAW, IF DISTRIBUTOR TAKES PHYSICAL POSSESSION AND/OR WAREHOUSES THE PRODUCT, Distributor shall obtain and maintain at its expense appropriate registration as a tissue bank or distributor of human cellular and tissue based products and follow all regulations pertaining to 21 C.F.R. Part 1271. In the event of changes in Laws, the Parties shall cooperate to determine what actions, if any, are required to meet any new Laws and shall negotiate in good faith changes to this Agreement. In the event that the Parties fail to agree upon the terms of an amendment to this Agreement within a commercially reasonable time to comply with changes in Laws, either Party shall have the right to terminate this Agreement.

7.2 Compliance with American Association of Tissue Banks Standards. Both Parties agree to comply with all standards or procedure and operation required by the American Association of Tissue Banks, whether or not accredited by the American Association of Tissue Banks. During the Term of this Agreement, if BioD determines that Distributor will not comply with the American Association of Tissue Banks standards, after giving reasonable time to comply with said standards, BioD shall have the right to terminate this Agreement.

7.3 Complaints. BioD and Distributor shall each provide the other with written notification of any complaint or adverse claim related to any Product within five (5) working days of such party's receipt of such complaint or claim. Each Party agrees to provide reasonable assistance and cooperation to the other Party in the investigation and resolution of any such complaint or claim. BioD shall have final authority for all communications with Distributors and end-users.

7.4 Recall. In the event BioD believes that it may be necessary to conduct a recall, field correction, market withdrawal, stock recovery, or other similar action with respect to any Product (a "Recall"), BioD shall have sole authority with respect to such Recall and the Parties shall work together to safely and effectively conduct such Recall as quickly and efficiently as possible. The costs of any such Recall shall be allocated between the Parties in proportion to their relative responsibility for such Recall.

ARTICLE VIII

LIMITATION OF LIABILITY

8.1 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BIOD HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NON- INFRINGEMENT.

8.2 Limitation of Liability. NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL BIOD'S LIABILITY FOR DAMAGES UNDER THIS AGREEMENT EXCEED THE TOTAL CASH CONSIDERATION PAYABLE TO DISTRIBUTOR PURSUANT TO SECTION 3.1 HEREOF.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “**” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.3 Essential Part of Bargain. The Parties acknowledge that the disclaimers and limitations set forth in this Article VIII are an essential element of this Agreement between the Parties and that the Parties would not have entered into this Agreement without such disclaimers and limitations.

8.4 Insurance. During the term of this Agreement each of the Parties shall obtain and maintain, at its sole cost and expense, such insurance as is reasonable and customary in the industry for companies of comparable size and activity.

ARTICLE IX

FORCE MAJEURE

9.1 Performance Delay. The performance of a Party impacted by a Force Majeure Event, other than the satisfaction or payment obligations that have accrued under this Agreement, is delayed, without liability, for the duration of a Force Majeure Event.

9.2 Notice. The Party whose performance is affected by a Force Majeure Event (the "Affected Party") shall give prompt notice to the other Party stating the details and expected duration of the event. Once notice is given of a Force Majeure Event, the Parties shall keep each other appraised of the situation until the force Majeure Event terminates or this Agreement is terminated, whichever occurs first. If the performance of the Affected Party does not resume within six (6) months of the occurrence of a Force Majeure Event, the other Party shall have the right to terminate this Agreement without penalty. Each Party has full management discretion in dealing with its own labor issues.

9.3 No Additional Obligation. Notwithstanding Section 9.2, BioD shall have no obligation to obtain Product from a Third Party in order to replace BioD's excused contractual shortfall.

ARTICLE X

DEFINITIONS

10.1 "Affected Party" shall have the meaning ascribed thereto in Section 9.2.

10.2 "Affiliate" shall mean, when used with reference to a Party, any individual or entity directly or indirectly controlling, controlled by or under common control with such Party. For purposes of this definition, "control" means (a) the direct or indirect ownership of at least 50% of the outstanding voting securities of an entity, (b) the right to control the policy decisions of such entity or (c) has the power to elect or appoint at least 50% of the members of the governing body of the entity.

10.3 "Agreement" shall mean this Distribution and Supply Agreement including its Exhibits attached hereto as such may be amended from time to time.

10.4 "Bankruptcy Event" shall mean the person or entity in question becomes insolvent, or voluntary or involuntary proceedings by or against such person or entity are instituted in bankruptcy or under any insolvency law, or a receiver or custodian is appointed for such person or entity, or proceedings are instituted by or against such person or entity for corporate reorganization or the dissolution or such person or entity, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or such person or entity makes an assignment for the benefit of its creditors, or substantially all of the assets of such person or entity are seized or attached and not released within sixty (60) days thereafter.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “**” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.5 "Birth Tissue Product" shall mean any product derived, in whole or in part (whether membrane, fluid, tissue or cells), from human amnion, chorion, placental membrane, wharton’s jelly, umbilical cord, other afterbirth or human fetal material.

10.6 "Business Day" shall mean any day that is not a Saturday, Sunday or United States federal holiday.

10.7 "Change of Control" means and includes the occurrence of any one of the following events by Distributor, BioD or their parent entity: (a) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the company (a "Reorganization"), or (b) the sale or other disposition of all or substantially all of the company's assets, or a majority of the company's capital stock or member units (a "Sale"), or (c) the acquisition of assets, stock or member units of another corporation (an "Acquisition"), unless immediately following such Reorganization, Sale or Acquisition all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding company capital stock or member units and outstanding company voting securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of (i) the then outstanding shares of capital stock or member units, and (ii) the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Reorganization, Sale or Acquisition.

10.8 "Confidential Information" shall mean all proprietary and confidential information of a Party, including, without limitation, trade secrets, technical information, business information, sales information, customer and potential customer lists and identities, product sales plans, sublicense agreements, inventions, developments, discoveries, software, know-how, methods, techniques, formulae, data, processes and other trade secrets and proprietary ideas, whether or not protectable under patent, trademark, copyright or other areas of law, that the other Party has access to or receives but does not include information that (a) is or becomes publicly available through no fault of the receiving Party, (b) was already known to the receiving Party at the time it was disclosed to the receiving Party, as evidenced by written records of the receiving Party, or (c) is received from a Third Party who is under no obligation of confidentiality to the disclosing Party. For the avoidance of doubt, information concerning any Product and know-how associated therewith, including, but not limited to, composition of any Product, methods of handling and storing of any Product, and methods of delivering any Product to patients shall be considered the Confidential Information of BioD.

10.9 "FDA" shall mean the United States Food and Drug Administration of the United States Department of Health and Human Services and any successor agency or entity that may be established hereafter.

10.10 "FDCA" shall mean the Federal Food, Drug and Cosmetic Act (21 U.S. C. section 301 et seq.), as amended from time to time and any successor acts, together with any rules and regulations or national laws promulgated thereunder.

10.11 "Field'' shall mean the homologous use of the Products as a wound covering in those clinical specialties set forth on Exhibit B attached hereto . The Parties agree that BioD may, from time to time, reduce or expand the clinical specialties included in the field by providing not less than thirty (30) days written notice thereof to Distributor. The Parties further agree that the field shall not include physician office call points for ENT, sports medicine, general surgery, plastics and cosmetics, dental, or urology procedures without the prior written consent of BioD.

10.12 "Force Majeure Event" shall mean any event beyond the reasonable control of the Party affected by such circumstance, including, but not limited to, an act of God, delay or loss in transportation, fire, flood, earthquake, storm, war, riot, revolt, act of a public enemy, embargo, explosion, civil commotion, strike, labor dispute, loss or shortage of power, impossibility of obtaining or shortage in supply of raw materials or finished Product, or any adverse determination with respect to any law, rule, regulation, or order, or any other action by any Third Party, public authority or regulatory body that prohibits or materially impairs either Party from performing its obligations under this Agreement.

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10.13 "Governmental Authority" shall mean any applicable domestic federal, state, municipal, local, territorial or other governmental department, regulatory authority, judicial or administrative body, including, but not limited to, the FDA.

10.14 "Intellectual Property" shall mean any and all trade secrets, patents, copyrights, trademarks, service marks, trade names, domain names, trade dress, URLs, brand features, know-how and similar rights of any type under the laws of any applicable Governmental Authority, including, without limitation, all applications and registrations relating to any of the foregoing.

10.15 "Law" or "Laws" shall mean any applicable declaration, decree, directive, legislative enactment, statute, law, order, ordinance, regulation, rule or other binding restriction of or by any Governmental Authority, as amended from time to time, including, but not limited to, the FDCA.

10.16 "Notice" shall have the meaning ascribed thereto in Section 11.5.

10.17 "Product" or "Products" shall mean the human placental derived products described on Exhibit A attached hereto. The Parties agree that BioD may, from time to time, change or amend Exhibit A to expand or reduce the Products available to Distributor hereunder, or the sizes of such Products, by providing not less than fifteen (15) days written notice thereof to Distributor and substituting a new Exhibit A to this Agreement.

10.18 "Product Samples" shall mean those human placental derived products described on Exhibit A attached hereto which are intended for human transplantation and provided to physicians and/or end-users on a no-charge basis.

10.19 "Quota" shall mean the Distributor order level relating to the specific Product, Territory or Field as set forth in Exhibit E attached hereto for the calendar years stated.

10.20 "Transfer Prices" shall have the meaning ascribed thereto in Section 3.1.

10.21 "Term" shall have the meaning ascribed thereto in Section 4.1.

10.22 "Territory'' shall mean the geographic areas or metropolitan statistical service areas set forth on Exhibit C attached hereto. The Parties agree that BioD may, from time to time, reduce or expand the geographic area where Distributor has a right to promote and sell the Products by providing not less than thirty (30) days written notice thereof and substituting a new Exhibit C and Exhibit E to this Agreement.

10.23 "Third Party" shall mean any individual or entity other than a Party or an Affiliate of a Party.

ARTICLE XI

MISCELLANEOUS

11.1 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Delaware, without regard to its conflicts of law provisions.

11.2 No Assignment. Except as otherwise set forth herein, Distributor shall not transfer, assign or cede any rights or delegate any obligations hereunder, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of BioD, which consent may be withheld at BioD's reasonable business discretion. BioD may transfer this Agreement without prior written consent of Distributor to an Affiliate or in connection with a merger or sale of all or substantially all of the stock or assets of BioD relating to this Agreement. The obligations of the Parties hereunder shall be binding upon their respective permitted successors.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “**” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.3 Disparaging Remarks. Neither Party shall make any disparaging remarks regarding the other Party under any circumstances.

11.4 Independent Contractors. In connection with this Agreement, each Party is an independent contractor. This Agreement does not, and shall not be construed to, create an employer-employee, agency, joint venture or partnership relationship between the Parties. Neither Party shall have any authority to act for or to bind the other Party in any way, to alter any of the terms or conditions of any of the other Party's standard forms of invoices, sales agreements, warranties or otherwise, or to warrant or to execute agreements on behalf of the other or to represent that it is in any way responsible for the acts, debts, liabilities or omissions of the other Party. BioD reserves the right to accept or reject any order or to enter into, modify, rescind or decline to enter into any agreement or arrangement with respect to sales of the Products on such terms and conditions as it deems advisable in its sole and absolute discretion.

11.5 Notices. All notices, reports, payments and other communications required or permitted to be given under this Agreement (each, a "Notice") shall be in writing and shall be given either by personal delivery against a signed receipt, certified mail confirmed by return receipt, or by express delivery using a nationally recognized overnight courier service. All Notices shall be properly addressed as follows, or to such other addresses as may be specified in a Notice given hereunder:

If to BioD:

BioD, LLC

Renaissance Center

1715 Aaron Brenner Drive, Suite 204

Memphis, TN 38120

Attention: General Counsel

If to Distributor:

Fuse Medical, INC

4770 Bryant Irvin Court

Suite 300

Fort Worth, TX 76107

Attention: Alan Meeker

A Notice shall be deemed to be effective upon personal delivery or, if sent via overnight delivery, upon receipt thereof.

11.6 Amendment or Modification. No amendment, modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the Parties.

11.7 Entire Agreement. This Agreement and the exhibits attached hereto sets out the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements, proposals, arrangements and communications, whether oral or written, with respect to the subject matter hereof. In the event that there is a conflict between the Exhibits and the Agreement, the terms of the Agreement shall govern followed by those of the Exhibits.

11.8 Severability. If any provision of this Agreement is held by a tribunal of competent jurisdiction to be illegal, invalid or otherwise unenforceable in any jurisdiction, then to the fullest extent permitted by law (a) the same shall not affect the other provisions of this Agreement, (b) such provision shall be deemed modified to the extent necessary in the tribunal's opinion to render such provision enforceable, and the rights and obligations of the Parties shall be construed and enforced accordingly, preserving to the fullest extent the intent and agreements of the Parties set forth herein and (c) such finding of invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “**” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.9 No Waiver. Failure to enforce any term of this Agreement is not a waiver of future enforcement of that or any other term. No term or provision of this Agreement will be deemed waived and no breach excused unless such waiver or excuse is in writing and signed by the Party against whom enforcement or such waiver or excuse is sought.

11.10 No Third Party Beneficiaries. Nothing in this Agreement is intended to confer benefits, rights or remedies unto any person or entity other than the Parties and their permitted successors and assigns.

11.11 Non-Solicitation. During the Term and for one year thereafter, Distributor agrees that it shall not, directly or indirectly, induce, solicit, recruit, or engage any employee, consultant, agent or distributor of BioD or any or its Affiliates with whom it has come in contact in conducting activities under this Agreement for the purpose of (a) being employed by or working for, with, or on behalf of Distributor or any other party, or (b) interfering with or terminating his or her employment or other relationship with BioD, for any purpose or no purpose; provided, however, that the foregoing provisions shall not apply to (i) general advertisement or solicitation program that is not specifically targeted at such persons or (ii) the solicitation of any employee more than one year after such time as such employee's employment has been terminated by BioD or its Affiliate. Distributor further agrees that during the Term and for one year thereafter, it shall not, directly or indirectly, take, attempt to take or otherwise interfere with any business relationship or customer of BioD with which Distributor has had contact pursuant to Distributor's obligations hereunder.

11.12 Headings. The headings appearing at the beginning of the Sections contained in this Agreement have been inserted for identification and reference purposes only and shall not be used to determine the construction or interpretation of this Agreement. The nomenclature of the defined terms in this Agreement shall only be used for the construction of this Agreement and are not to be used for any other purpose, including, but not limited to, interpretation for accounting purposes.

11.13 Execution in Counterparts, Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement shall become binding when any one or more counterparts hereof; individually or taken together, bear the signatures of both Parties hereto. For the purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed an original.

IN WITNESS WHEREOF, the Parties to the Agreement by their duly authorized representatives have executed this Agreement as of the date first written above.

BIODLOGICS, LLC		FUSE MEDICAL, INC

	/s/ Russ Olsen		/s/ D. Alan Meeker
Name:	Russ Olsen	Name:	D. Alan Meeker
Title:	CEO	Title:	CEO
Date:	January 8, 2015	Date:	January 8, 2015

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “**” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

Products &Transfer Prices

BioDFence® - Resorbable Adhesion Barrier

BioD Part#	Size (cm2)	Transfer Price	Recommended Minimum Price	Recommended List Price
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

BioDDryFlex® - Resorbable Adhesion Barrier

(Sterile Packaged DRY with BioD's DRYFLEXprocessing Technology)

BioD Part#	Size	Transfer Price	Recommended Minimum Price	Recommended List Price
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

BioDFactor® - Viable Tissue Matrix

BioD Part#	Size	Transfer Price	Recommended Minimum Price	Recommended List Price
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

BioDRestoreTM- Elemental Tissue Matrix

BioD Part#	Size	Transfer Price	Recommended Minimum Price	Recommended List Price
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “**” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT B

Field

All Medical Fields*

*Notwithstanding the forgoing, Fuse may not sell BioD products set forth in Exhibit A to treat dermal wounds.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “**” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT C

Territory

United States of America

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “**” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT D

Product Return Policy

No products may be returned to BioD unless a Return Authorization (RA) number has been issued. Returned product without an RA number is considered unauthorized and may need to be rerouted back to the shipper.

RA numbers are obtained by contacting the Customer Service department and at a minimum, the RA number should be printed on the outside of the return packaging.

Customer Service

Hours of Operation: 6:00AM CST -6:00PM CST

Toll Free - 1-877-675-4149

Fax - 901-417-7871

Email: contact@biodllc.com

Cryopreserved Tissue Products

1. In order to maintain strict quality control protocols, cryopreserved tissue products may not be returned.

2. Claims for order discrepancies or product outer package damage during shipment must be reported within one (1) day of receipt to be eligible for credit.

3. If the scheduled procedure for which the product was to be used is cancelled, BioD may, at its sole discretion, accept the return of the product. The product must be returned in the original shipping container unopened and prior to the packaging expiration noted on the container. All authorized returns must be shipped freight prepaid.

All Other Tissue Products

Shipment Error I Order Discrepancy

1. Claims for order shipment errors/order discrepancies must be reported within five (5) days of receipt to be eligible for return for full credit.

2. Claims for shipment errors/order discrepancies reported between six (6) and thirty (30) days of receipt will be eligible for return and subject to a restocking charge of 25% of the price of the tissue.

3. Claims for shipment errors/order discrepancies reported after thirty (30) days of receipt will not be eligible for return.

Product Outer Package Damage During Shipment

1. Claims for packaging damage must be reported within five (5) days of receipt to be eligible for return for full credit.

2. Claims for packaging damage reported between six (6) and thirty (30) days of receipt will be eligible for return and subject to a restocking charge of 25% of the price of the tissue.

3. Claims for packaging damage reported after thirty (30) days of receipt will not be eligible for return.

All Other Return Claims

1. Return requests received within five (5) days of receipt and in resalable condition are eligible for return and will receive full credit. Freight charges will not be credited.

2. Return requests received between six (6) and thirty (30) days of receipt and in resalable condition are eligible for return and subject to a restocking charge of 25% of the price of the tissue. Freight charges will not be credited.

3. Return requests received after thirty (30) days of receipt are not eligible for return.

4. All products must be returned in the original packaging. Credit will not be issued for any product returned in an opened package or if the original packaging has been altered.

5. All authorized returns must be shipped freight prepaid.

Shipping

All authorized returns for BioD products must be shipped to:

BioDlogics, LLC

Attn: Returns Department

7740A Trinity Road, Suite 107

Cordova, TN 38018

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “**” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT E

Quota

Q1 2015	Q2 2015	Q3 2015	Q4 2015
15K	25K	30K	35K

2016 Quota TBD

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